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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  July 24, 2003
                                                 -------------------------------


                               LAND O'LAKES, INC.
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             (Exact name of registrant as specified in its charter)


         MINNESOTA                      333-84486                41-0365145
----------------------------     ------------------------   --------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)



      4001 LEXINGTON AVENUE NORTH
        ARDEN HILLS, MINNESOTA                                     55126
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code  (651) 481-2222
                                                   -----------------------------



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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)        Exhibits.
           99.1     Land O'Lakes, Inc. press release dated July 24, 2003.


ITEM 9. REGULATION FD DISCLOSURE (Information furnished pursuant to Item 12, `Disclosure of Results of Operations and Financial Condition').

           On July 24, 2003, Land O'Lakes, Inc., a Minnesota cooperative corporation (the "Company"), issued a press release announcing second quarter results for the quarter ended June 30, 2003. A copy of the Company's press release is attached hereto as Exhibit 99.1. This information, furnished under this "Item 9. Regulation FD Disclosure," is intended to be provided under "Item
12. Disclosure of Results of Operations and Financial Condition," in accordance with U.S. Securities and Exchange Commission Release No. 33-8216.

           The press release includes the Company's calculations regarding EBITDA (earnings before interest, taxes, depreciation and amortization, as calculated pursuant to the Company's bond indenture governing its senior unsecured notes and also pursuant to its senior secured credit agreements) for the quarter ended June 30, 2003. The press release also contains a reconciliation of EBITDA to net income/(loss) before income taxes, a measure which the Company believes is the most directly comparable financial measure calculated in accordance with GAAP. The Company believes that a presentation of EBITDA provides useful information to its stakeholders since this information is needed to measure certain financial covenants under the Company's senior secured credit agreement and an indebtedness incurrence test under the bond indenture.











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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             LAND O'LAKES, INC.


Date:  July 24, 2003                         /s/ Daniel Knutson
       -------------                         -----------------------------------
                                             Daniel Knutson
                                             Senior Vice President
                                             and Chief Financial Officer





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                                  EXHIBIT INDEX

99.1    Land O'Lakes, Inc. press release dated July 24, 2003.